AMENDMENT TO

AMENDED AND RESTATED

BY-LAWS OF

PATRIOT PREMIUM DIVIDEND FUND II

As Amended:	March 22, 2007 (Article VI, Sections 6.1, 6.2 and 6.4)

Article VI, Section 6.1, is hereby amended to read in its entirety as follows:

Designation. A class of 3706 shares of preferred stock, without par value, liquidation preference of $100,000 per share plus accumulated but unpaid dividends (including Additional Dividends), if any thereon (whether or not earned or declared), is hereby designated “Dutch Auction Rate Transferable SecuritiesSM Preferred Stock” (the “DARTS”SM ). The DARTS shall be issued in multiple series: 598 shares designated as Dutch Auction Rate Transferable Securities Preferred Stock, Series A (the “Series A DARTS”); 598 shares designated as Dutch Auction Rate Transferable Securities Preferred Stock, Series B (the “Series B DARTS”); 685 shares designated as Dutch Auction Rate Transferable Securities Preferred Stock, Series C (the “Series C DARTS”), 700 shares designated as Dutch Auction Rate Transferable Securities Preferred Stock, Series D (the “Series D DARTS”), 525 shares designated as Dutch Auction Rate Transferable Securities Preferred Stock, Series E (the “Series E DARTS”) and 600 shares designated as Dutch Auction Rate Transferable Securities Preferred Stock, Series F (the “Series F DARTS”).

Each share within an individual series (e.g., each share within Series A DARTS) shall be identical and equal in all respects to every other share within that series, and each of the shares across series, from Series A DARTS through Series E DARTS, except as expressly provided in this Article VI, shall be identical and equal in all respects. No fractional shares of DARTS shall be issued.

Each of the Series C DARTS, Series D DARTS, Series E DARTS and Series F DARTS shall have the same characteristics as Series B DARTS, and each reference to Series B DARTS herein shall also be construed to reference each respective Series C DARTS, Series D DARTS, Series E DARTS and Series F DARTS. Where Series B DARTS differ from Series A DARTS herein, each respective Series C DARTS, Series D DARTS, Series E DARTS and Series F DARTS shall have the characteristics identical to Series B DARTS, except as stated in Sections 6.2(ff) and (zz) and 6.4(b)(i) and (c)(i)(A).

Article VI, Section 6.2, Definitions, is hereby amended to read in excerpt as follows:

(ff)      “Eligible Asset Evaluation Date” means (i) the Date of Original Issue, (ii) each succeeding seventh day following the Date of Original Issue (or, if such day is not a Business Day, the first Business Day following such day) and (iii) the Business Day preceding the day on which an Additional Dividend is declared... [END OF EXCERPT]

(zz)     “Projected Dividend Amount” for the Series A DARTS, Series B DARTS, Series C DARTS, Series D DARTS, Series E DARTS or Series F DARTS (the “applicable series”) as of any Eligible Asset Evaluation Date, means the amount of dividends, based on the number of shares of the applicable series outstanding on such Eligible Asset Evaluation Date, projected to accumulate on such shares from such Eligible Asset Evaluation Date until the 63rd day, as specified below, after such Eligible Asset Evaluation Date, at the following rates:

(i)        except as provided in clauses (iii) through (v) of this paragraph (zz), if such Eligible Asset Evaluation Date is the Date of Original Issue or a Dividend Payment Date for the applicable series, (A) for the period beginning on such Eligible Asset Evaluation Date and ending on the first following Dividend Payment Date for the applicable series, the Applicable Rate for the applicable series in effect on such valuation date, and (B) for the period beginning on such first following Dividend Payment Date and ending on the 63rd day following such valuation date, the product of 2.18 (for purposes of determining the Eligible Asset Coverage Amount for the Moody’s Eligible Assets) or 2.58 (for purposes of determining the Eligible Asset Coverage Amount for the S&P Eligible Asset) and (1) the Maximum Applicable Rate for the related Auction Date on a day, selected by the Fund, within three Business Days of the Date of Original Issue (if such Eligible Asset Evaluation Date is the Date of Original Issue or (2) the Maximum Applicable Rate on the last occurring Auction Date for the applicable series (if such Eligible Asset Evaluation Date is a Dividend Payment Date);

(ii)       except as provided in clauses (iii) and (iv) of this paragraph (zz), if such Eligible Asset Evaluation Date is not the Date of Original Issue or a Dividend Payment Date for the Series A DARTS or Series B DARTS, (A) for the period beginning on such Eligible Asset Evaluation Date and ending on the first following Dividend Payment Date for the applicable series, the Applicable Rate for the applicable series in effect on such valuation date, (B) for the period beginning on such first following Dividend Payment Date and ending on the second following Dividend Payment Date for the applicable series the product of 2.22 (in the case of the Series A DARTS), 2.28 (in the case of the Series B DARTS) and (1) the Maximum Rate on such Eligible Asset Evaluation Date (if such valuation date is the Eligible Asset Evaluation Date first following the Date of Original Issue) or (2) the Maximum Applicable Rate on the last occurring Auction Date for either series (if such valuation date is any other valuation date), and (C) in the case of an Eligible Asset Evaluation Date for the Series A DARTS immediately preceding a Dividend Payment Date for the Series A DARTS, for the period beginning on the second following Dividend Payment Date and ending on the 63rd day following such Eligible Asset Evaluation Date, the product of 3.35 and the Maximum Applicable Rate on the last occurring Auction Date for the Series B DARTS;

(iii)      for the Series B DARTS, if the Eligible Asset Evaluation Date is a Dividend Payment Date for the Series A DARTS, (A) for the period beginning on such Eligible Asset Evaluation Date and ending on the first following Dividend Payment Date for the Series B DARTS, the Applicable Rate in effect on such valuation date, and (B) for the period beginning on such first following Dividend Payment Date and ending on the second following Dividend Payment Date the product of 1.5 days and the Maximum Applicable Rate on the last occurring Auction Date for the series A DARTS and (C) for the period beginning on the second following Dividend Payment Date and ending on the 63rd day, the product of 2.58 and (1) the Maximum Applicable Rate on such valuation date (if such valuation date is the valuation date first following the Date of Original Issue) or (2) the Maximum Rate on the last occurring Auction Date for the Series A DARTS (if such valuation date is any other valuation date); and

(iv)      for Series B DARTS, if such Eligible Asset Evaluation Date is the date of Original Issue or any valuation date prior to the first Dividend Payment Date, for the Series A DARTS, (A) for the period beginning on such Eligible Asset Evaluation Date and ending on the first following Dividend Payment Date for Series B DARTS, the Applicable Rate for Series B DARTS in effect on such Eligible Asset Evaluation Date, and (B) for the period beginning on such first following Dividend Payment Date and ending on the 62nd day following such Eligible Asset Evaluation Date, the product of the Maximum Applicable Rate on such Eligible Asset Evaluation Date (or on a day, selected by the Fund, within three Business Days of such valuation date if such Eligible Asset Evaluation Date is the Date of Original Issue) and 2.58.

(v)       except as provided in clause (i) of this paragraph (zz), if such Eligible Asset Evaluation Date is not the Date of Original Issue or a Dividend Payment Date for the Series C DARTS, Series D DARTS, Series E DARTS or Series F DARTS, (A) for the period beginning on such Eligible Asset Evaluation Date and ending on the first following Dividend Payment Date for the applicable series, the Applicable Rate for the applicable series in effect on such valuation date and (B) for the period beginning on such first following Dividend Payment Date and ending on the second following Dividend Payment Date for the applicable series the product of 3.2 (in the case of the Series C DARTS), 2.79 (in the case of the Series D DARTS), 2.26 (in the case of the Series E DARTS), 2.85 (in the case of the Series F DARTS) and (1) the Maximum Rate on such Eligible Asset Evaluation Date (if such valuation date is the Eligible Asset Evaluation Date first following the Date of Original Issue) or (2) the Maximum Applicable Rate on the last occurring Auction Date for any series (if such valuation date is any other valuation date).

The number of days in each of the periods referred to in clauses (i) through (v) of this paragraph (zz) shall be determined by including the first day and excluding the last day of each such period. If the date of determination is not an Eligible Asset Evaluation Date, then the Projected Dividend Amount for the applicable series as of such date of determination shall equal the Projected Dividend Amount on the immediately preceding Eligible Asset Evaluation Date, adjusted to reflect any decrease in the number of shares of such series outstanding. The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if the relevant Rating Agency has advised the Trust in writing that the revised calculation of the Projected Dividend Amount would not adversely affect its then-current rating of the DARTS. If the Board of Trustees increases the number of Dividend Period Days pursuant to Section 6.4(b)(i) below, the Projected Dividend Amount shall be determined in accordance with procedures established in consultation with the relevant Rating Agency with a view to maintaining its then-current rating of the DARTS, provided that Trust shall cause to be made available a written statement setting forth the revised method of determination of the Projected Dividend Amount for inspection by the Holders at the principal executive office of the Trust... [END OF EXCERPT]

Article VI, Section 6.4, Dividends, is hereby amended to read in excerpt as follows:

(b)(i)   Dividends on the shares of each series shall accumulate at the Applicable Rate (whether or not earned or declared) from the Date of Original Issue and shall be payable (I) in the case of Series A DARTS commencing on February 7, 1990 and thereafter on each successive seventh Wednesday following such date, and (II) in the case of Series B DARTS, commencing on February 14, 1990, and thereafter on each successive seventh Wednesday, (III) in the case of Series C DARTS, commencing on June 25, 2007 and thereafter on each successive seventh Monday, (IV) in the case of Series D DARTS, commencing on October 10, 2007 and thereafter on each successive seventh Wednesday, (V) in the case of Series E DARTS, commencing on May 29, 2007 and thereafter on each successive seventh Tuesday, and (VI) in the case of Series F DARTS, commencing on June 4, 2007 and thereafter on each successive seventh Monday (the initial dividend payment date for the Series A DARTS, Series B DARTS, Series C DARTS, Series D DARTS, Series E DARTS or Series F DARTS, being herein referred to as the “Initial Dividend Payment Date”, and each such Wednesday or other day on which dividends on the Series A DARTS, Series B DARTS, Series C DARTS, Series D DARTS, Series E DARTS or Series F DARTS, would be payable but for the provisos below being referred to as a “Normal Dividend Payment Date”) except that... [END OF EXCERPT]

(c)(i)(A)          The dividend rate on the Series A DARTS for the period commencing on the Date of Original Issue and ending on the Initial Dividend Payment Date shall be 7.20% per annum, the dividend rate on the Series B DARTS commencing on the Date of Original Issue and ending on the Initial Dividend Payment Date shall be 7.25% per annum, the dividend rate on the Series C DARTS commencing on the Date of Original Issue and ending on the Initial Dividend Payment Date shall be 4.24% per annum, the dividend rate on the Series D DARTS commencing on the Date of Original Issue and ending on the Initial Dividend Payment Date shall be 5.50% per annum, the dividend rate on the Series E DARTS commencing on the Date of Original Issue and ending on the Initial Dividend Payment Date shall be 4.10% per annum, the dividend rate on the Series F DARTS commencing on the Date of Original Issue and ending on the Initial Dividend Payment Date shall be 4.14% per annum, and (B) the dividend rate on the Series A DARTS, Series B DARTS, Series C DARTS, Series D DARTS, Series E DARTS or Series F DARTS for each subsequent period commencing on the last Dividend Payment Date for the applicable series and ending on the next Dividend Payment Date for such series (each such period, and the period commencing on the Date of Original Issue and ending on the Initial Dividend Payment Date, being referred to herein as a “Dividend Period” for the applicable series) shall be the rate per annum equal to the rate determined for the applicable series pursuant to the Auction Procedures set forth in Section 6.9 below. Notwithstanding the foregoing, (I) in the event that an Auction with respect to any Dividend Period for the applicable series is not held for any reason or is deemed not to have been held as provided in Section 6.4(b)(ii) above, the dividend rate on the shares of such series for such Dividend Period shall be the Maximum Applicable Rate on the Auction Date with respect to such Dividend Period, and (II) in the event that shares of the Series A DARTS, Series B DARTS, Series C DARTS, Series D DARTS, Series E DARTS or Series F DARTS are called for redemption, the dividend rate for such shares until the commencement of the next Dividend Period shall be the dividend rate otherwise in effect on the date of the Notice of Redemption, and the dividend rate for such shares for each subsequent Dividend Period or part thereof (if any) until the redemption date shall be the Maximum Applicable Rate on the Auction Date with respect to such Dividend Period. The dividend rate on the Series A DARTS, Series B DARTS, Series C DARTS, Series D DARTS, Series E DARTS or Series F DARTS for any Dividend Period or part thereof determined as set forth in this clause (i) is referred to herein as the “Applicable Rate” for such Dividend Period or part thereof. [END OF EXCERPT]